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                                                               EXHIBIT 10.173



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                                PLEDGE AGREEMENT

                           Dated as of March 20, 1998



                                     between



                          COGENTRIX COTTAGE GROVE, LLC



                                       and



                            THE CHASE MANHATTAN BANK

                               as Collateral Agent


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         PLEDGE AGREEMENT (this "Agreement") dated as of March 20, 1998 between
COGENTRIX COTTAGE GROVE, LLC, a limited liability company duly formed and validly existing under the laws of the State of Delaware (the "Pledgor") and THE CHASE MANHATTAN BANK, as agent for the Secured Parties under the Intercreditor Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

          WHEREAS, LSP-Cottage Grove, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the "Partnership") owns and operates a dispatchable, intermediate load, combined-cycle natural gas-fired cogeneration facility designed to generate approximately 245 megawatts of electrical capacity and a maximum of 190,000 pounds per hour of steam and related property and facilities (collectively the "Project");

          WHEREAS, the Partnership has financed the acquisition, construction and equipping of the Project through, among other things, a private placement by LS Power Funding Corporation (the "Funding Corporation") of bonds, the proceeds of which have been used to purchase the Initial Bonds of the Partnership;

          WHEREAS, the Partnership has duly authorized the creation and issuance of bonds (the "Bonds") pursuant to the Trust Indenture dated as of May 1, 1995 (as amended, supplemented or modified and in effect from time to time, the "Trust Indenture") between the Partnership and IBJ Schroder Bank & Trust Company, as Trustee (in such capacity together with its successors in such capacity, the "Trustee");

         WHEREAS, in order to satisfy certain requirements of the Partnership under the Project Agreements, the Partnership may incur indebtedness as permitted under the Trust Indenture and the other Financing Documents in connection with the issuance of letters of credit by the Credit Banks pursuant to the Credit Bank Reimbursement Agreement;

         WHEREAS, in order to pay Operating Expenses, the Partnership may incur indebtedness as permitted under the Trust Indenture and the other Financing Documents in the form of revolving working capital loans made by the Credit Banks under the Credit Bank Working Capital Agreement;

         WHEREAS, the Partnership may, in accordance with the Trust Indenture and the other Financing Documents, incur

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additional indebtedness, including, without limitation, bonds, debentures, promissory notes or other evidences of such indebtedness, as permitted under the Trust Indenture and the other Financing Documents to finance certain modifications and enhancements to the Project in the future;

                  WHEREAS, the Partnership, The Chase Manhattan Bank (National Association), as Depositary Agent (in such capacity, together with its successors in such capacity, the "Depositary Agent") and the Collateral Agent have entered into the Deposit and Disbursement Agreement dated as of May 1, 1995 (as amended, supplemented or modified and in effect from time to time, the "Depositary Agreement" ) in order to, among other things, appoint the Depositary Agent to hold and administer the proceeds of the issuance of the Bonds, the proceeds of the revolving working capital loans made by the Credit Banks under the Credit Bank Working Capital Agreement, the proceeds of capital contributions to the Partnership and the proceeds of insurance and revenues generated by the Project;

                  WHEREAS, all obligations of the Partnership under the Credit Bank Reimbursement Agreement, the Credit Bank Working Capital Agreement, the Trust Indenture, the Interest Rate Protection Agreements and the Additional Permitted Debt Documents have been secured as set forth in the Security Documents;

                  WHEREAS, the Partnership, the Depositary Agent, the Collateral Agent and certain other parties referred to therein have entered into the Collateral Agency and Intercreditor Agreement dated as of May 1, 1995 (as amended, supplemented or modified and in effect from time to time, the "Intercreditor Agreement") in order to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents and (c) the appointment of, and the rights and obligations of, the Collateral Agent;

                  WHEREAS, Granite Power Partners, L.P. ("Granite") has previously executed and delivered a Pledge Agreement, dated as of May 1, 1995, between Granite and the Collateral Agent, by the terms of which Granite has pledged the shares of capital stock of the Issuer owned by Granite at that time;

                  WHEREAS, pursuant to a certain Securities Purchase


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Agreement, dated as of March 6, 1998, between LS Power Corporation, Granite,
Cogentrix Mid-America, Inc., Cogentrix Whitewater, LLC, Cogentrix Energy, Inc. and the Pledgor, the Pledgor has acquired all of the capital stock of the Issuer from Granite;

                  WHEREAS, as of the date hereof, the Pledgor owns 100% of the issued and outstanding capital stock of the Issuer;

                  WHEREAS, the terms of the Trust Indenture require, in order to better secure the benefits of the other collateral subject of the Security Documents, that the Pledgor pledge the shares of issued and outstanding capital stock of the Issuer owned by the Pledgor from time to time; and

                  WHEREAS, the Pledgor is not guaranteeing or otherwise furnishing support for the Secured Obligations;

                  NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms that are defined herein shall have the meanings herein specified and such definitions shall be equally applicable to the singular and plural forms of the terms defined. Capitalized terms not otherwise defined herein shall have the meanings set forth in, and the interpretations applicable thereto under, the Intercreditor Agreement, the Trust Indenture as in existence on the date hereof and the Depositary Agreement. All terms used herein which are not defined herein or in the Trust Indenture, the Intercreditor Agreement or the Depository Agreement and are defined in the Uniform Commercial Code shall have the meanings therein stated. Unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, supplemented or modified and in effect from time to time and shall include any agreement, contract or document in substitution or replacement of any of the foregoing. Any reference to any Person shall include its permitted successors and assigns, and in the case of any Governmental Authority, any Persons succeeding to its functions and capacities. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  "Collateral" shall have the meaning assigned to such term in
Section 3 hereof.

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                  "Good Faith Contest" shall mean the contest of an item if (i)
         the item is diligently contested in good faith by appropriate proceedings timely instituted, (ii) adequate reserves are established in accordance with GAAP with respect to the contested item and held in cash or Permitted Investments, if the contested item individually or when taken together with all other contested items for which reserves are not at the time being held in cash or Permitted Investments would reasonably be expected to result in liability of the Pledgor in excess of $1,000,000, (iii) during the period of such contest, the enforcement of any contested item is effectively stayed, unless such enforcement would not reasonably be expected to result in a Material Adverse Change, (iv) any Lien filed in connection therewith shall have been removed from the record by bonding arrangements by a reputable surety company, or cash deposits are otherwise provided to assure the discharge of the Pledgor's obligation in connection therewith and of any additional charge, penalty or expense arising from or incurred as a result of such contest, (v) such payment in respect of any Tax, Lien or claim shall have been made as is necessary to prevent the recordation of a tax deed or other similar instrument conveying the property of the Pledgor or any portion thereof, (vi) the failure to pay or comply with the contested item during the period of such Good Faith Contest would not reasonably be expected to result in a Material Adverse Change and
         (vii) the Pledgor has no knowledge of any actual or proposed deficiency or additional assessment in connection therewith not otherwise satisfying the requirements of clauses (i) through (vi).

                  "Issuer" shall mean LSP-Cottage Grove, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware and a general partner of the Partnership.

                  "Material Adverse Change" shall mean a material change in the business, operations, properties or financial condition of the Pledgor or any event or occurrence of whatever nature which would materially adversely affect (i) the ability of the Pledgor to perform its obligations under any Financing Document to which the Pledgor is a party or (ii) the Liens under any Collateral Document to which the Pledgor is a party.

                  "Pledgor Permitted Liens" shall mean (a) Liens imposed by any Governmental Authority for Taxes which are not yet due or which are being contested in a Good Faith Contest and (b) Liens created pursuant to this Agreement.

                  "Pledged Stock" shall have the meaning assigned to such term in Section 3(a) hereof.
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                  "Records" shall have the meaning assigned to such term in
         Section 2(a) hereof.

                  "Secured Obligations" shall mean, as at any date, all indebtedness, liabilities and obligations of the Partnership, of whatsoever nature and however evidenced (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise), to the Secured Parties under or pursuant to the Trust Indenture, the Bonds, the Credit Bank Working Capital Agreement, the Credit Bank Reimbursement Agreement, any Additional Permitted Debt Documents, any Interest Rate Protection Agreements, the Security Documents or any other Financing Document, to the extent arising on or prior to the Debt Termination Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements.

                  "Secured Parties" shall mean the Trustee (as trustee for and representative of the Holders of the Bonds), the L/C Facility Agent (as agent for and representative of the Credit Banks party to the Credit Bank Reimbursement Agreement), the Working Capital Agent (as agent for and representative of the Credit Banks party to the Credit Bank Working Capital Agreement), each Additional Permitted Debt Agent (as agent for and representative of the holders of Additional Permitted Debt) and each Other Representative (as agent for and representative of the holders of debt under the related financing documents), in each case to the extent the same is, or by operation of Section 14(a) of the Intercreditor Agreement becomes, a party thereto.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.


                  Section 2. Representations and Warranties. The Pledgor represents and warrants to the Secured Parties that:

                  (a) The chief place of business and chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Collateral, including the registration book in which all shares of capital stock of the Issuer and pledges and transfers thereof are recorded (hereinafter, collectively called the "Records") is located at 1105 N. Market Street, Suite 1108, Wilmington, Delaware 19801.

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                  (b) The Pledgor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the State of Delaware and in all other places where necessary in light of the transactions contemplated by this Agreement except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Change.

                  (c) The Pledgor has the full power, authority and legal right to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by the Pledgor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary member and limited liability company action. This Agreement has been duly executed and delivered by the Pledgor, is in full force and effect and is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

                  (d) The execution, delivery and performance by the Pledgor of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) require any consent or approval of the members of the Pledgor or any other Person that has not been duly obtained and each such consent or approval that has been obtained is in full force and effect, (ii) violate any provision of any of the certificate of limited liability company or the limited liability company agreement of the Pledgor or any Law or Governmental Approval applicable to the Pledgor, (iii) conflict with, result in a breach of or constitute a default under any of the certificate of limited liability company or the limited liability company agreement of the Pledgor or any indenture or loan or credit agreement or other agreement, lease or instrument to which the Pledgor is a party or by which it or any of its property may be bound or affected except any such conflict, breach or default that would not reasonably be expected to result in a Material Adverse Change or (iv) result in, or require the creation or imposition of, any Lien (other than Pledgor Permitted Liens), upon or with respect to any of the properties now owned or hereafter acquired by the Pledgor.

                  (e) This Agreement creates in favor of the Collateral Agent for the equal and ratable benefit of the Secured Parties, a valid Lien on and security interest in all of the Collateral, subject to no Lien other than Pledgor Permitted Liens, securing the payment and performance of the Secured Obligations, and all filings and other actions necessary or desirable to create, preserve, validate,


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         perfect and protect such Lien and the priority thereof have been duly made or taken.

                  (f) No Governmental Approval by, and no filing with, any Governmental Authority is required to be obtained by the Pledgor in connection with this Agreement and the transactions contemplated hereby and thereby (except for such Governmental Approvals and such filings heretofore obtained or made and in full force and effect and for the filing of financing statements in the relevant jurisdictions).

                  (g) The Pledgor is the sole legal and beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof, and no Lien exists or will exist upon the Collateral at any time (and, with respect to the Collateral, no right or option to acquire the same exists in favor of any other Person), except for Pledgor Permitted Liens and except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein.

                  (h) There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority, arbitral tribunal or other body now pending, or to the knowledge of the Pledgor, threatened, against or affecting the Pledgor or any of the Collateral which would reasonably be expected to result in a Material Adverse Change with respect to the Pledgor.

                  (i) The Pledgor has filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction, and has paid (prior to their delinquency dates) all Taxes shown to be due and payable on such returns and all other Taxes payable by it, to the extent that the same have become due and payable, except to the extent there is a Good Faith Contest thereof by the Pledgor.

                  (j) The Pledged Stock evidenced by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

                  (k) The Pledged Stock evidenced by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuer beneficially owned by the Pledgor on the date hereof


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         (whether or not registered in the name of the Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the Issuer of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) evidenced by each such certificate.

                  (l) The Pledgor owns 100% of the issued and outstanding capital stock of the Issuer as of the date hereof.


                  Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges, assigns, hypothecates transfers, delivers and grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties a lien on and security interest in, all of the Pledgor's right, title and interest in, to and under the following, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "Collateral"):

                  (a) the shares of capital stock of the Issuer evidenced by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Issuer, now or hereafter owned by the Pledgor, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

                  (c) without affecting the obligations of the Pledgor, the Issuer or the Partnership under any provision prohibiting such action hereunder or under the Intercreditor Agreement, in the event of any consolidation or merger in which the Issuer is not the surviving corporation, all shares owned by the Pledgor of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger;

                  (d) all proceeds of and to any of the property of the Pledgor described in the preceding clauses of this Section 3 and, to the extent related to


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         any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers; and

                  (e) to the extent not included in the foregoing, all products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.


                  Section 4. Covenants. The Pledgor covenants and agrees that, until the Debt Termination Date:

                  (a) The Pledgor shall preserve and maintain its legal existence and form and all of its rights, privileges and franchises that are necessary for the maintenance of its existence and the performance of all of its obligations under this Agreement.

                  (b) The Pledgor shall not create, incur, assume or suffer to exist any Lien upon any of the Collateral other than Pledgor Permitted Liens.

                  (c) The Pledgor shall promptly but in no case later than five Business Days upon obtaining knowledge of any action, suit or proceeding at law or in equity by or before any Governmental Authority, arbitral tribunal or other body pending or threatened against the Pledgor which would reasonably be expected to result in a Material Adverse Change, furnish to the Collateral Agent a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Pledgor has taken and proposes to take with respect thereto.

                  (d) The Pledgor shall not sell, assign, transfer or otherwise dispose of all or any part of the Collateral, or consent to the issuance of any capital stock of any class by the Issuer in a manner so as to cause the occurrence of an Event of Default under Section 8.1(c) (but solely as the same relates to Section 6.21(a) of the Trust Indenture), 8.1(p), 8.1(q) or 8.1(r) of the Trust Indenture (or the occurrence of an Event of Default (as defined in the Intercreditor Agreement) under the correlative provisions of any other Financing Document).

                  Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgor hereby agrees with the Secured Parties as follows:

                  5.1 Delivery and Other Perfection. The Pledgor shall:

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                  (a) if any of the certificates, warrants, shares, securities, moneys, rights, options or other property required to be pledged by the Pledgor under Section 3 hereof are received by the Pledgor, forthwith
         (i) transfer and deliver to the Collateral Agent such certificates, warrants, shares, securities, moneys, rights, options or other property so received by the Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral and/or (ii) take such other action as the Collateral Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such certificates, warrants, shares, securities, moneys, rights, options or other property;

                  (b) give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be reasonably required to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Collateral Agent shall thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral). Without limiting the generality of the foregoing, the Pledgor shall, if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent for the equal and ratable benefit of the Secured Parties such note or instrument duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in such form and substance as will allow the Collateral Agent to realize upon the Collateral pursuant to Section
         5.5 hereof;

                  (c) maintain, hold and preserve full and accurate Records, and stamp or otherwise mark such Records in such manner as may be reasonably required in order to reflect the security interests granted by this Agreement; and

                  (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its Records.

                  5.2 Other Financing Statements and Liens. Without the prior consent of the Collateral Agent (granted with the written authorization of the Secured Parties), the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with


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respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

                  5.3 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  5.4 Collateral.

                  (a) The Pledgor shall cause the Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of the Issuer then outstanding owned by the Pledgor.

                  (b) So long as no Trigger Event shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, any other Project Document or any other Financing Documents; and the Collateral Agent shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 5.4(b).

                  (c) Unless and until a Trigger Event has occurred and is continuing, the Pledgor shall be entitled to receive, retain and distribute as dividends or otherwise any dividends on the Collateral paid in cash out of earned surplus.

                  (d) If any Trigger Event shall have occurred and be continuing, and whether or not the Collateral Agent or any other Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement or any other Project Document, all dividends and other distributions on the Collateral to which the Pledgor is entitled shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request, the Pledgor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Trigger Event is waived or cured, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to the Pledgor.

                  5.5 Trigger Events. If any Trigger Event shall have occurred and be continuing:


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                                      -12-


                  (a) the Collateral Agent shall have the rights and the obligations with respect to this Agreement as more particularly provided in the Intercreditor Agreement;

                  (b) the Pledgor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and the Pledgor, designated in its request;

                  (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

                  (d) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of any of the Collateral;

                  (e) the Collateral Agent may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (f) the Collateral Agent may, upon ten Business Days' prior notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.5 shall be applied in accordance with Section 5.8 hereof.

                  The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

                  5.6 Removals, Etc. Without at least 30 days' prior notice to the Collateral Agent, the Pledgor shall not (a) maintain any of its Records at any office or maintain its principal place of business at any place other than at the address for notices set forth on the signature pages hereto or (b) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

                  5.7 Private Sale. The Collateral Agent and the other Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.5 hereof conducted in a commercially reasonable manner. The Pledgor hereby waives, to the maximum extent permitted by applicable law, any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a commercially reasonable private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if, to the extent that it is commercially reasonable to do so, the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  5.8 Application of Proceeds.

                  (a) Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be remitted to the Depositary Agent in the form received with all necessary endorsements and, to the maximum extent permitted by applicable law, be applied in accordance with the Depositary Agreement and the Intercreditor Agreement.

                  (b) No sale or other disposition of all or any part of the Collateral pursuant to Section 5.2 shall be deemed to relieve the General Partner of its obligations under any Project Documents to which it is party except to the extent the proceeds thereof are applied to the payment of such obligations.

                  5.9 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Trigger Event has occurred and is continuing, upon the occurrence and during the continuance of any Trigger Event the Collateral Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which may be reasonably required to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  5.10 Perfection. Concurrently with the execution of this Agreement, the Pledgor shall deliver to the Collateral Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank. The Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor where permitted by applicable law. Copies of any such statement or amendment thereto shall promptly be delivered to the Pledgor. Prior to or within 10 days after the date of this Agreement, the Pledgor shall file such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Section 3 of this Agreement. The Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor where permitted by applicable law. Copies of any such statement or amendment thereto shall promptly be delivered to the Pledgor.

                  5.11 Termination.

                  (a) Upon any transfer of the Collateral permitted by the Trust Indenture and the other Financing Documents, the Collateral Agent shall, upon the written request of (and at the sole cost and expense of) the Pledgor, promptly cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, such Collateral and shall promptly execute and deliver to the Pledgor such Uniform Commercial Code termination statements and such other documentation as shall be requested by the Pledgor to effect the termination and release of the Liens on such Collateral.

                  (b) Upon the Debt Termination Date the security interest created by this Agreement shall terminate and all rights to the Collateral shall revert to the Pledgor, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor. The Collateral Agent shall also execute and deliver to the Pledgor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be requested by the Pledgor to effect the termination and release of the Liens on the Collateral.

                  5.12 Expenses. The Pledgor agrees to pay to the Collateral Agent all reasonable fees and out-of-pocket expenses (including reasonable fees and expenses for legal services) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Collateral Agent of any obligations of the Pledgor in respect of the Collateral which the Pledgor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, and all such fees and expenses, together with interest thereon at the applicable Post-Default Rate shall be Secured Obligations to the Collateral Agent secured under Section 3 hereof.

                  5.13 Further Assurances. The Pledgor agrees that, from time to time upon the request of the Collateral Agent, the Pledgor shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effectuate the purposes of this Agreement.


                  Section 6. Miscellaneous.

                  6.1 No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by applicable law.

                  6.2 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set forth in Section 16 of the Intercreditor Agreement. Unless otherwise so changed by the respective parties hereto, all notices, requests and other communications to each party hereto shall be sent to the address for notices of such parties set forth on the signature pages hereto.

                  6.3 Waivers, Etc. This Agreement may be amended, supplemented or modified only by an instrument in writing signed by the Pledgor and the Collateral Agent acting with the consent of the Secured Parties as provided in
Section 8(c) of the Intercreditor Agreement, and any provision of this Agreement may be waived by the Collateral Agent acting with consent of the Secured Parties or the Secured Parties as provided in Section 8(c) of the Intercreditor Agreement; provided that no amendment, supplement, modification or waiver shall, unless by an instrument in writing signed by all of the Secured Parties or by the Collateral Agent acting with the consent of all of the Secured Parties, alter the terms of this Section 6.3. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

                  6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor, the Collateral Agent, the other Secured Parties and each holder of any of the Secured Obligations (provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior consent of the Collateral Agent).

                  6.5 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

                  6.6 Agents, Etc. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. In accordance with the Intercreditor Agreement and the Depositary Agreement, the Collateral Agent has appointed the Depositary Agent as its agent for purposes of the Depositary Agreement. The Pledgor acknowledges that it has received a copy of the Depositary Agreement and acknowledges and agrees to the terms and conditions of the Depositary Agreement as the same apply hereto.

                  6.7 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  6.8 The Collateral Agent. As provided in Section 8 of the Intercreditor Agreement, each Secured Party has appointed The Chase Manhattan Bank (National Association) as its Collateral Agent for purposes of this Agreement. Following the Debt Termination Date, the provisions of said Section 8 shall be deemed to continue in full force and effect for the benefit of the Collateral Agent under this Agreement.

                  6.9 Headings. Headings appearing herein are used solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  6.10 Limitation of Liability. The liability of the Pledgor for the payment and performance of the Secured Obligations shall be limited as and to the extent provided under Section 27 of the Intercreditor Agreement.

                  6.11 Security Interest Absolute. The rights and remedies of the Collateral Agent hereunder, the Liens created hereby and the obligations of the Pledgor hereunder are absolute, irrevocable and unconditional, irrespective of:

                  (a) the validity or enforceability of any of the Secured Obligations, any other Project Document or any other agreement or instrument relating thereto;

                  (b) any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of, any of the Secured Obligations, any other Project Document or any other agreement or instrument relating thereto;

                  (c) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

                  (d) any substitution, release or exchange of any other security for or guarantee of any of the Secured Obligations or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party; or

                  (e) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 6.11 that the obligations of the Pledgor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

                  6.12 Subrogation. The Pledgor shall not exercise, and hereby irrevocably waives, any claim, right or remedy that it may now have or may hereafter acquire against the Partnership arising under or in connection with this Agreement, including, without limitation, any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by Law or otherwise in any claim, right or remedy of the Collateral Agent or the Secured Parties against the Partnership or any other Person or any Collateral which the Collateral Agent or any Secured Party may now have or may hereafter acquire. If, notwithstanding the preceding sentence, any amount shall be paid to the Pledgor on account of such subrogation rights at any time when any of the Secured Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Pledgor and be turned over to the Collateral Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the Trust Indenture and the Security Documents.

                  6.13 Reinstatement. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Partnership in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Pledgor shall indemnify the Collateral Agent and its employees, officers and agents on demand for all reasonable fees, costs and expenses (including, without limitation, fees, costs and expenses of counsel) incurred by the Collateral Agent or its employees, officers or agents in connection with such rescission or restoration.

                  6.14 NO THIRD PARTY BENEFICIARIES. THE

AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF THE PLEDGOR, THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE OTHER SECURED PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.

                  6.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                    COGENTRIX COTTAGE GROVE, LLC

                                    By  Cogentrix Mid-America, Inc., its manager


                                    By  /s/ James R. Pagano
                                        --------------------------------
                                        Name :  James R. Pagano
                                        Title:  President


                                    Address for Notices:

                                    Cogentrix Cottage Grove, LLC
                                    c/o Cogentrix Energy, Inc.
                                    9405 Arrowpoint Boulevard
                                    Charlotte, NC 28273

                                    Attention: General Counsel

                                    Telecopier No.: (704) 529-1006

                                           THE CHASE MANHATTAN BANK,
                                                 as Collateral Agent


                                           By  /s/ David G. Safer
                                               -----------------------------
                                               Name :  David Safer
                                               Title:

                                           Address for Notices:

                                           The Chase Manhattan Bank,
                                                 as Collateral Agent
                                           Global Trust Services
                                           450 West 33rd Street
                                           15th Floor
                                           New York, NY 10001-2697

                                           Attention: David Safer

                                           Telecopier No.:  (212) 946-8177

                                                                         ANNEX 1


                                  PLEDGED STOCK

                          COGENTRIX COTTAGE GROVE, LLC



Issuer:   LSP-Cottage Grove, Inc.

Share Certificate No.:   1

Class:   Common

Par Value:   $0.01

Number of Shares:   20

Registered Owner:   Cogentrix Cottage Grove, LLC